Exhibit 24--CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Peoples Holding Company of our report dated
January 25, 1995, included in the 1994 Annual Report to
Shareholders of The Peoples Holding Company.


We also consent to the incorporation by reference in the Registration Statement (Form S-3 Number 33-20108) of our report dated January 25, 1995, with respect to the consolidated financial statements of The Peoples Holding Company incorporated by reference.

                             /s/ Ernst & Young LLP


Memphis, Tennessee
March 29, 1995